UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 21, 2010

UV FLU TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53306	98-0496885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1694 Falmouth Road, Suite 147 Centerville, Massachusetts	02632-2933
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 691-1188

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A (Amendment No. 1) is being filed by UV Flu Technologies, Inc. (the “Company”) to amend the Current Report on Form 8-K originally filed with the Securities and Exchange Commission on January 11, 2010 (the “Original 8-K”). The purpose of this amendment is to amend and restate an inadvertent miscalculation of shares issued to new directors of the Company in Item 5.02 of the Original 8-K.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Officers and Directors

On January 6, 2010, Mr. John J. Lennon resigned as Secretary of the Company.

(c) Appointment of Officer

On January 6, 2010, the Board of Directors of the Company (the “Board”) appointed Mr. Roger Nelson as Secretary of the Company to fill the vacancy created by the resignation of Mr. Lennon.  For more information, please refer to paragraph (d), below.

(d) Appointment of Director

On January 6, 2010, the Board appointed Dr. Dennis J. Rosen, M.D., FAAP and Mr. Nelson to the Board of Directors of the Company.

Dr. Rosen has practiced medicine as a Developmental Pediatrician since 1975.  He is currently teaching at UMASS Medical Center in Worcester and in private practice in Amherst, Massachusetts. He has been the Director of Developmental Clinics in multiple community hospitals in Western Massachusetts since his training at the State University of New York at Buffalo, where he earned his medical degree. Dr. Rosen completed his residency at Boston City Hospital and post-graduate developmental pediatric training at Children's Hospital Medical Center in Boston in 1976.  Dr. Rosen earned his M.D. from the University of New York at Buffalo in 1971 and his Bachelors of Science Degree from the University of Rhode Island in 1967.  Dr. Rosen is a nationally known speaker and advisory board member to numerous international pharmaceutical companies.  Dr. Rosen has not previously served on the board of directors of a public company.

Mr. Nelson brings over thirty-six (36) years of experience in the medical equipment and health care sector. Since 1996 he was Senior Vice President at Eco-Rx, Inc., a company specializing in the air purification industry. Prior to that, he was the principle of Nelson & Associates, an independent health care sales and consulting organization. From 1980-1991 he held senior positions with medical equipment manufacturers Retec, USA and Everest & Jennings. His highly successful career in the sector began in 1973 with a lengthy period at several divisions of Johnson & Johnson. Mr. Nelson was educated at the University of Connecticut, with a B.S. in Business Administration received in 1969.

The Company entered into an Asset Purchase Agreement with an effective date of November 15, 2009 (the “Agreement”) with AmAirPure, Inc. (the “Seller”) whereby the Company acquired certain of the assets of Seller in consideration of the payment to Seller of 15,000,000 shares of common stock of the Company.  Such shares were directly issued by the Company, at the instruction of the Seller, to the shareholders of the Seller in proportion to their ownership interest.  Messrs. Rosen and Nelson are shareholders of the Seller and were issued 150,000 and 300,000 shares of common stock of the Company, respectively.  There have been no further related party transactions between Messrs. Rosen and Nelson and the Company.

Messrs. Rosen and Nelson have not previously held any positions with the Company.  Messrs. Rosen and Nelson have no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There are no arrangements or understandings between Messrs. Rosen and Nelson and any other persons, pursuant to which Messrs. Rosen and Nelson were selected as officers or directors.  Messrs. Rosen and Nelson have not been named or, at the time of this Current Report, are not expected to be named to any committee of the Board of Directors.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
99.1	Press Release

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UV FLU TECHNOLOGIES, INC.
a Nevada Corporation

Dated: January 21, 2010	/s/ John J. Lennon
John J. Lennon, President and Director